UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 5, 2020

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421-6000

(Address of principal executive office, including zip code)

423-855-0001

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CBL	New York Stock Exchange
7.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprD	New York Stock Exchange
6.625% Series E Cumulative Redeemable Preferred Stock, $0.01 par value	CBLprE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure

On August 5, 2020, CBL & Associates Limited Partnership (the “Operating Partnership”), the majority owned subsidiary of CBL & Associates Properties, Inc. (the “REIT”) (collectively, the Operating Partnership and the REIT are referred to as the “Company”) made the $11.8 million interest payment that was due and payable on June 1, 2020 (the “2023 Notes Interest Payment”) to holders of the Operating Partnership’s 5.25% senior unsecured notes due 2023 (the “2023 Notes”) and the $18.6 million interest payment that was due and payable on June 15, 2020 (the “2026 Notes Interest Payment”) to holders of the Operating Partnership’s 5.95% senior unsecured notes due 2026 (the “2026 Notes,” together with the 2023 Notes, the “Notes”). Accordingly, the nonpayment of each of the 2023 Notes Interest Payment and the 2026 Notes Interest Payment no longer constitutes (i) an “event of default” under the indenture governing the Notes that occurred and is continuing or (ii) to the extent provided in the Bank Forbearance Agreement (as defined below), an “event of default” under the Credit Agreement, dated as of January 30, 2019 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”). As a result, the forbearance period under that certain Forbearance Agreement, dated as of June 30, 2020, by and among the Operating Partnership, Subsidiary Guarantors the REIT and certain holders of the 2023 Notes, as amended, that certain Forbearance Agreement, dated as of July 15, 2020, by and among the Operating Partnership, Subsidiary Guarantors, the REIT and certain holders of the 2026 Notes, as amended, and that certain Forbearance Agreement, by and among the Operating Partnership, Subsidiary Guarantors, the REIT and Wells Fargo Bank, National Association for the lenders party to the Credit Agreement, as amended (the “Bank Forbearance Agreement”), terminated without extension upon the payment of the 2023 Notes Interest Payment and 2026 Notes Interest Payment.

The Company may engage in negotiations and discussions with the holders and lenders of the Company’s indebtedness. There can be no assurance, however, that any such discussions will lead to acceptable terms with any party or that the Company will otherwise reach any agreement with respect to its indebtedness.

The information disclosed in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel

Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: August 5, 2020